UNITED STATES

SECURITIES AND EXCHANGE COMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 6, 2025

Date of Report

(Date of earliest event reported)

 ASA Gold and Precious Metals Limited

(Exact name of registrant as specified in its charter)

Bermuda	811-21650	98-6000252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Canal Plaza	Portland	Maine	04101
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code: (207) 347-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Shares, par value $1.00 per share	ASA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Rights Plan

The shareholder rights plan adopted by the Rights Plan Committee (the “Rights Plan Committee”) of the Board of Directors (“Board”) of ASA Gold and Precious Metals Limited (the “Company”) on March 31, 2025 expired in accordance with its own terms on July 29, 2025. The Rights Plan Committee has not adopted, or recommended the adoption of, another shareholder rights plan and there are no current rights outstanding.

Resignation and addition of Directors

Ms. Mary Joan Hoene and Mr. William Donovan, each an independent director of the Company (together, the “Legacy Directors”), resigned from the Board, effective as of August 6, 2025.

Following the resignations, the Board of Directors consists of Ms. Maryann Bruce, Ketu Desai and Paul Kazarian. Ms. Bruce was elected at a special general meeting of shareholders (the “SGM”) convened on June 13, 2025. The Board plans to terminate the Rights Plan Committee.

Litigation Update

Rights Plan Litigation. As previously reported, on January 31, 2024, Saba Capital Master Fund, Ltd. and Saba Capital Management, L.P. (together “Saba”) filed a lawsuit in the U.S. District Court for the Southern District of New York (the “SDNY”), 24-cv-00690, against the Company, the Legacy Directors, and certain prior directors of the Company concerning the initial shareholder rights plans approved by the Company’s Board, as then constituted, and the subsequent shareholder rights plans approved later by the directors comprising the Rights Plan Committee, claiming that the rights plans violate the Investment Company Act of 1940, as amended (the “1940 Act”). On March 28, 2025, the court ruled that while the Company’s rights plans did not violate the 1940 Act requirement that rights be issued “ratably,” then-extant rights plan did violate the 1940 Act requirement that rights plans not exceed a 120-day period and ordered that that rights plan was rescinded. On March 31, 2025, the Rights Plan Committee adopted a new rights plan (the “New Plan”). Saba filed a motion on March 31, 2025, styled as a motion to enforce judgment, asking the court to rescind the New Plan. The court denied the motion on April 15, 2025. On April 2, 2025, the named defendants filed a notice of appeal in the Second Circuit Court of Appeals.

On April 18, 2025, Saba filed a new lawsuit in the SDNY, 1:25-cv-3265, against the Company and the Legacy Directors, claiming that the New Plan violates the 1940 Act and seeking rescission of the New Plan and an injunction enjoining defendants from adopting or extending rights plans.

Bermuda Litigation. On April 30, 2025, Mr. Kazarian (the “Petitioner”), in his capacity as an ASA Director, filed a petition (the “Petition”) in the Supreme Court of Bermuda (the “Bermuda Court”) seeking relief relating to actions and authority of the Legacy Directors in connection the SGM convened by Saba and any other shareholder meetings and nominations of directors by or on behalf of the Company. On May 8, 2025 and June 2, 2025, without making any findings of fact, the Bermuda Court granted interim injunctive relief to restrain the Legacy Directors from engaging with shareholders in connection with the SGM and other shareholder meetings prior to the Court’s final decision on the merits.

The SDNY litigation and Second Circuit litigation have been dismissed pursuant to the terms of a confidential settlement agreement. The settlement does not involve any admission of liability or wrongdoing by the Company or any other party. The parties have sought an order for discontinuance of the Petition in the Bermuda Court.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASA GOLD AND PRECIOUS METALS, LTD.

Date: August 6, 2025		/s/ Zachary Tackett
	Name:	Zachary Tackett
	Title:	Corporate Secretary

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